FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                              America Online, Inc.
             (Exact Name of Registrant as Specified in its Charter)



                 Delaware                           54-1322110
  State of Incorporation or Organization)        (I.R.S. Employer
                                                Identification No.)

        22000 AOL Way, Dulles, VA                     20166
  (Address of Principal Executive Offices)          (Zip Code)


 If this form relates to the               If this form relates to the
 registration of a class of securities     registration of a class of securities
 pursuant to Section 12(b) of the          pursuant to Section 12(g) of the
 Exchange Act and is effective             Exchange Act and is effective
 pursuant to General Instruction           pursuant to General Instruction
 A.(c), please check the following         A.(d), please check the following
 box.  [ x ]                               box.  [  ]

Securities Act registration statement file number to which this form relates:
        (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class              Name of Each Exchange on which
         to be so Registered              Each Class is to be Registered

Preferred Share Purchase Rights               New York Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

                                (Title of Class)


                                (Title of Class)

Item 1.       Description of Registrant's Securities to be Registered

         On May 12 , 1998, the Board of Directors declared a dividend of one new preferred share purchase right (a "New Right") for each outstanding Common Share of the Company. A description of the New Rights is set forth in the Registrant's quarterly report on Form 10-Q for the quarter ended March 31, 1998 which is hereby incorporated by reference.


Item 2.       Exhibits*

Exhibit 4.2 Rights Agreement dated as of May 12, 1998, between America Online, Inc. and BankBoston, N.A., as Rights Agent (Filed as
              Exhibit 4.1 to the Company's quarterly report on Form 10-Q for the quarter ended March 31, 1998 and hereby incorporated by reference.)




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*  All exhibits required by Instruction II to Item 2 will be supplied to the New York Stock Exchange.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                              AMERICA ONLINE, INC.


Date: May 29, 1998                            By:/s/Lennert J. Leader
                                                 Lennert J. Leader
                                                 Senior Vice President, Chief
                                                 Financial Officer, Treasurer,
                                                 Chief Accounting Officer and
                                                 Assistant Secretary